UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 6, 2009

CALGON CARBON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10776	25-0530110
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 717, Pittsburgh, PA 15230-0717	15230-0717
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 787-6700

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d) Election of Directors

The Board of Directors elected J. Rich Alexander as director of the Company.  At this time, Mr. Alexander has not yet been appointed to any particular committees of the Board.

His compensation will consist of an annual retainer of $50,000 payable in cash on May 1 for the ensuing year and a grant of restricted stock under the Company’s 2008 Equity Incentive Plan with a value of $50,000 on the date of grant.  Such shares will vest in equal increments over a three year period.  Mr. Alexander’s compensation for the year ending April 30, 2010 will be pro rated.  Accordingly, he will be entitled to a cash retainer of $37,500 for the period August 4, 2009 to April 30, 2010 and he was granted 2,870 shares of restricted Calgon Carbon common stock on August 4, 2009.

For further information, see the press release attached hereto as exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALGON CARBON CORPORATION
(Registrant)

Date: August 6, 2009	/s/ Leroy M. Ball
Leroy M. Ball
Chief Financial Officer